UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 29, 2026

Date of Report (Date of earliest event reported)

Stellar V Capital Corp.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-42496	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

230 Park Avenue, Suite 1540 New York, NY	10169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 661-7566

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	SVCC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	SVCCW	The Nasdaq Stock Market LLC
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	SVCCU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 29, 2026, Stellar V Capital Corp., a Cayman Islands exempted company (the “Company”), held an annual general meeting of shareholders (the “Meeting” or “AGM”). The Company’s amended and restated memorandum and articles of association (the “Articles”) provide that the Company initially had until October 31, 2026 (the date that was 21 months after the consummation of the Company’s initial public offering on January 31, 2025 (the “IPO”)) to complete a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (such period, the “Combination Period”). On October 29, 2026, at the Meeting, the Company’s shareholders approved, among other things, an amendment to the Articles (the “Extension Amendment”) to extend the end of the Combination Period from October 31, 2026 to July 31, 2027, or such earlier date as determined by the Company’s board of directors.

In connection with the Meeting, the Company entered into agreements (collectively, the “Non-Redemption Agreements”) with a number of shareholders of the Company (each, an “Investor”). Pursuant to the Non-Redemption Agreements, if (a) as of 5:30 PM, New York time, on the date of the Meeting, an Investor holds Investor Shares (as defined in the Non-Redemption Agreement), (b) Investor did not or does not exercise (or exercised and validly rescinds) its redemption rights with respect to such Investor Shares in connection with the Meeting, (c) the Extension Amendment is approved at the Meeting and the Company meets the continued or initial listing requirements to be listed on a national securities exchange following the Meeting, and (d) the Company implements the extension of the Combination Period, then the Company will, immediately after the closing of its initial business combination, issue or cause to be issued to Investor for no additional consideration one Company Class A Ordinary Share for every five Investor Shares held by the Investor.

Each Non-Redemption Agreement shall terminate on the earliest of (i) the failure of the Company’s shareholders to approve the Extension Amendment at the AGM, (ii) the fulfillment of all obligations of the parties under the Non-Redemption Agreement, (iii) the liquidation or dissolution of the Company, (iv) the mutual written agreement of the parties to the Non-Redemption Agreement, and (v) the exercise by an Investor of its redemption rights with respect to the Non-Redeemed Shares.

The Non-Redemption Agreements were intended to increase the amount of funds that remain in the Company’s trust account established in connection with the Company’s initial public offering following the AGM.

The foregoing summary of the Non-Redemption Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Non-Redemption Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1	Form of Non-Redemption Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2026

Stellar V Capital Corp.

By:	/s/ Prokopios (Akis) Tsirigakis
Name:	Prokopios (Akis) Tsirigakis
Title:	Co-Chief Executive Officer

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